WRITTEN CONSENT TO ACTION WITHOUT MEETING OF ALL THE DIRECTORS OF

STAR GOLD CORP.

A NEVADA CORPORATION

The undersigned Director, being all the Directors of Star Gold Corp.., a StateplaceNevada corporation, pursuant to the by-laws of the Corporation, hereby consents to the following action, without a meeting, and waives all notice or other meeting requirements.

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Addition and Election of New Directors

RESOLVED, that the number of directors of the Corporation be increased to three directors, to serve immediately until the next annual meeting of the shareholders, or until removed by other action as allowed by the corporate bylaws; and be it

RESOLVED FURTHER, that the following individuals be appointed members of the board to fill the new positions:

Scott Jenkins

Dated: this 29th day of January, 2009

The undersigned, being all the Directors of Star Gold Corp.., waives the required notice of meeting and consents to all actions taken hereby. Additionally, execution of this resolution is acceptable in counterparts in accordance with the Company’s By-Laws.

/s/ Lindsay Gorrill_____

Lindsay Gorrill, President

/s/Colleen Ewanchuk_____________

Colleen Ewanchuk, Secretary, Treasurer

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